Exhibit 10.19.4

                        AMENDMENT #4 TO DEALER AGREEMENT
      REPLACEMENT PROGRAM, SALES MANAGER, POTENTIAL FEDERAL FEE REDUCTIONS

     THIS AMENDMENT #4 (herein "Amendment") to the Dealer Agreement ("Agreement") is made this ___ day of July, 2005 with an effective date of July 1, 2005 ("Effective Date") by and among Conn Appliances, Inc., a Texas corporation ("Conn"), CAI, L.P., a Texas limited partnership ("CAILP") having their principal places of business at 3295 College Street, Beaumont, Texas 77701 (except as otherwise noted, Conn and CAILP collectively herein referred to as "Dealer"), Federal Warranty Service Corporation, an Illinois corporation having its principal place of business at 260 Interstate North Circle, SE, Atlanta, GA 30339 ("Federal"), and Voyager Service Programs, Inc., a Florida corporation having its principal place of business at 11222 Quail Roost Drive, Miami, Florida 33157 ("Voyager").

WHEREAS, Dealer and Voyager entered into a "Dealer Agreement" stated as effective January 1, 1998 (the "Agreement") concerning the sale by Dealer of Service Contracts covering certain specified merchandise sold by Dealer, under which Service Contracts Voyager was the obligor, and which Service Contracts were administered by Dealer; and

WHEREAS, "Amendment #1" to the Agreement substituted Federal in place of Voyager and CAILP in place of Conn as parties to the Agreement, "Amendment #2" amended the term and termination provisions of the Agreement and Amendment #3 amended the Agreement's pricing provisions and provided for the transfer and release of specified reserves held by Voyager under the Agreement; and

WHEREAS, The parties desire to provide for additional amendments to the Agreement.


NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and in the Agreement, the parties do hereby agree as follows:


1. The parties agree to add to the Agreement a new category of Service Contract which shall provide as its primary benefit the replacement of the Covered Merchandise to which such Service Contracts pertain (the "Replacement Program"). The Replacement Program shall be implemented in accordance with Paragraphs 2 and 3 below.

2. The parties recognize that Dealer is currently under contractual obligation to offer a third party's equivalent of the Replacement Program. Dealer agrees to nonrenew its contractual agreement with such third party and implement Federal's Replacement Program on a going forward basis at the later of the following: a) one hundred ----- twenty (120) days after the effective date of this Amendment #4, or b) the earliest time at which Dealer may lawfully non-renew its contractual agreement under the terms of its contract. Dealer shall not notify the third party sooner than necessary to legally effect the termination or nonrenewal. Dealer shall advise Federal within thirty (30) days after the effective date of this Amendment #4 when it will notify the third party and when the termination of its contract will be effective and when intends to begin selling Federal's Replacement Program.

3. Concurrent with Dealer's nonrenewal of the third party agreement as set forth in paragraph 2 of this Amendment, Dealer and Federal shall enter into an additional amendment to the Agreement to provide for special aspects of the Replacement Program. At a minimum, the special aspects of the Replacement Program will include an income or retention for Federal equal to: a) 8% of the Contract Price of Replacement Program Service Contracts, applicable to the first $3,750,000 of such retail sales during any contract year; and b) 4% of the Contract Price of Replacement Service Contracts, applicable to retail sales in excess of $3,750,000 during any contract year. The parties shall agree on Contract Prices, Federal Fees and Dealer Administrative Compensation for the Service Contracts that incorporate the retention for Federal described in this paragraph.

4. Federal shall, within ninety days after the effective date of this Amendment #4, assign a full time employee or independent contractor of Federal or any of Federal's affiliates (herein the "Sales Manager"), whose primary responsibility shall be the training of Dealer's managers and employees, the monitoring of business results, and the coordination of marketing efforts to maximize Dealer's sales of Service Contracts and other


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     products and services pursuant to the Agreement and other agreements between Dealer and Federal or Federal's affiliates. The Sales Manager shall live within the State Territory of Dealer, unless otherwise agreed by the parties. Federal shall be responsible for day-to-day expenses related to the assignment of the Sales Manager, including but not limited to salary, statutorily-required insurance, payroll taxes, office space or office allowances, training and travel expenses.

5. Dealer shall cooperate with the Sales Manager to maximize his or her effect on Service Contract sales. Such cooperation shall include, but not be limited to, making available officers, managers and employees of Dealer for training and consultation with the Sales Manager, providing information related to the performance of Dealer's Service Contract program as reasonably requested by the Sales Manager, and permitting the Sales Manager appropriate access to Dealer's facilities in furtherance of the objectives of this Amendment #4.

6. Federal agrees to work with Dealer to reduce the current amount of the Federal Fee, with a mutual goal of reducing the Federal Fee for Service Contracts, other than Replacement Program Service Contracts, by eight (8) percentage points through a combination of measures, which may include but not be limited to: a) reducing the amount of future Claim Related Expenses,
     b) reducing Dealer's costs of administering the Service Contract program,
     c) improved actuarial forecasting, and/or d) changes to benefits provided under future Service Contracts. The parties agree that any future reduction of the Federal Fee shall not reduce Federal's current retention of four percent (4%) of the Contract Prices (10% of current 40% Federal Fee = 4%).

IN WITNESS HEREOF, the parties have signed this Amendment effective as of the date first above written.

Voyager Service Programs, Inc.             Conn Appliances, Inc.

By:   /s/ Joe Erderman                     By: /s/ David Atnip 7/21/05
   --------------------------------           ----------------------------------

Title:    Vice President                   Title:  Treasurer
      -----------------------------              -------------------------------

Federal Warranty Service Corporation                  CAI, L.P.

By:  /s/ Joe Erderman                      By: /s/ David Atnip 7/21/05
   --------------------------------           ----------------------------------

Title:   Vice President                    Title:  Treasurer
      -----------------------------              -------------------------------


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